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                                  EXHIBIT 23.2

                        INDEPENDENT ACCOUNTANTS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Atrix Laboratories, Inc. on Form S-3 of our report dated February 6, 1998, appearing in the Annual Report on Form 10-K of Atrix Laboratories, Inc. for the year ended December 31, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



/s/ Deloitte & Touche LLP
-------------------------
    DELOITTE & TOUCHE LLP


Denver, Colorado
December 9, 1998